SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Intersections Inc.

(Name of Registrant as Specified In Its Charter)

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INTERSECTIONS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 31, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intersections Inc. (the “Company”) will be held at the Company’s offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 on Wednesday, May 31, 2017 at 11:00 a.m., local time, for the following purposes:

1. To elect nine Directors.

2. An advisory vote on executive compensation.

3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

4. To approve an amendment to the 2014 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan and the amount of awards that may be granted to participants under the plan in any calendar year.

5. To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 3, 2017 shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

Michael R. Stanfield
Chairman of the Board

Dated: April 21, 2017

Chantilly, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 31, 2017.

This 2017 Proxy Statement, the form of proxy and the 2016 Annual Report to Stockholders are being mailed to stockholders who have requested hard copies on or after April 21, 2017.

The Company’s 2017 Proxy Statement and 2016 Annual Report to Stockholders are available at http://www.proxyvote.com.

All stockholders may view and print the Company’s 2017 Proxy Statement and the 2016 Annual Report to Stockholders, which are located on the “Investors & Media” section under “SEC Filings” on the Company’s website at http://www.intersections.com.

INTERSECTIONS INC.

3901 STONECROFT BOULEVARD

CHANTILLY, VIRGINIA 20151

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Intersections Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 on Wednesday, May 31, 2017, at 11:00 a.m., local time, or any adjournments or postponements thereof. Holders of record of the Company’s common stock at the close of business on April 3, 2017 shall be entitled to vote on the matters presented at the Meeting. On April 3, 2017, 24,240,400 shares of common stock were issued and outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting.

Each proxy duly executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, by electing to revoke its proxy and vote its shares personally. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy. Directions to attend the Meeting can be found on our website at www.intersections.com.

The Company is using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials (including the form of proxy, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 27, 2017 (the “2016 Annual Report to Stockholders”), collectively, the “Proxy Materials”) on or about April 21, 2017. We also provided access to our Proxy Materials over the Internet beginning on that date. The Notice contained instructions on how to access this Proxy Statement and the 2016 Annual Report to Stockholders and how to vote online or by toll-free number. Subsequent to receiving the Notice, all stockholders have the ability to access the Proxy Materials over the Internet and request to receive a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the Internet or to request a paper copy may be found on the Notice. In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail. Additionally, stockholders can access a copy of the proxy materials at www.proxyvote.com.

Holders of shares of common stock are entitled to cast one vote per share on all matters. Proxies will be voted as instructed by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Meeting, the shares of common stock represented by the proxy will be voted: (1) FOR the election of each of the nine director candidates; (2) FOR the proposal relating to the advisory vote on executive compensation; (3) FOR the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017; (4) FOR the approval of the amendment to the 2014 Stock Incentive Plan of Intersections Inc. (the “2014 Stock Incentive Plan”); and (5) in accordance with the discretionary authority of the named proxies upon such other matters as may properly come before the Meeting.

The presence, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the Meeting; any other item on the agenda must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item at the Meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders and have the same effect as votes against the matter except in the election of directors. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Meeting.

A list of our stockholders will be available for inspection for any purpose germane to the Meeting during normal business hours at our offices at least ten days prior to the Meeting.

The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares by completing and returning the proxy card will help to avoid additional expense.

It is expected that the following business will be considered at the Meeting and action taken thereon:

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The Board of Directors currently consists of nine directors. The Board of Directors has set the number of directors to be elected at the Meeting at nine. Our independent members of the Board of Directors have recommended, and the Board of Directors has nominated, the director candidates named below. All of our nominees currently serve as directors. Each director nominee has decided to stand for reelection. Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the nominees set forth below. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.

The following table sets forth certain information with respect to the nominees:

NOMINEES FOR ELECTION

Name	Age	Served as a Director Since
Michael R. Stanfield	66	1996
John M. Albertine	72	2008
Thomas G. Amato	71	2004
Thomas L. Kempner	89	1996
Bruce L. Lev	73	2014
John H. Lewis	44	2015
David A. McGough	58	1999
Johan J. Roets	52	2016
Melvin R. Seiler	74	2017

Michael R. Stanfield co-founded CreditComm, the predecessor to Intersections, in May 1996, and has served as our Chairman of the Board of Directors since that time. Mr. Stanfield serves as Chairman and Founder since January 2017, and previously served as our, and certain of our subsidiaries’, Chief Executive Officer from 1996 until January 2017. Mr. Stanfield joined Loeb Partners Corporation in November 1993 and served as a Managing Director at the time of his resignation in August 1999. Mr. Stanfield has been involved in management information services and direct marketing through investments and management since 1982, and has served as a director of CCC Information Services Inc. and BWIA West Indies Airways. Prior to beginning his operational career, Mr. Stanfield was an investment banker with Loeb, Rhoades & Co. and Wertheim & Co. Mr. Stanfield serves as Chairman because he is the founder of the Company and has successfully led the Company and the Board of Directors since inception. For these reasons, he has been nominated to continue serving on the Board of Directors.

John M. Albertine has served on our Board of Directors since August 2008. In 1990, Dr. Albertine founded Albertine Enterprises, Inc., a merchant banking, consulting and lobbying firm. Dr. Albertine has been the Chairman and Chief Executive Officer of Albertine Enterprises for the past 23 years. From 1986 through 1990, he served as Vice Chairman of the Fruit of the Loom Company. From 1981 through 1986, he served as President of the American Business Conference. From 1979 to 1980, he served as Executive Director to the Congressional Joint Economic Committee. From 1977 through 1979, he served as Legislative Assistant to U.S. Senator Lloyd M. Bentsen. From 1969 through 1977, Dr. Albertine served as an Instructor, Assistant Professor, Associate Professor and ultimately as Chair of the Department of Economics at Mary Washington College. Dr. Albertine holds a Ph.D. in Economics from the University of Virginia and a Bachelor of Arts in Economics from King’s College. Dr. Albertine has been a director of 14 publicly traded companies in his career, including Integral Systems, Inc., a manufacturer of satellite ground systems and equipment, from 2006 to July 2011. Currently, Dr. Albertine is a director of Kadant Inc., a supplier of technology-based systems for the global pulp and paper industry. The Board of Directors values Dr. Albertine’s current and past experience as a director of a number of public and private companies, and for these reasons, he has been nominated to continue serving on the Board of Directors.

Thomas G. Amato has served on our Board of Directors since January 2004. Mr. Amato has served as Chief Financial Officer of public and private companies since 1980. He is currently Managing Director of Amato Ventures which is engaged in domestic oil and natural gas development. Mr. Amato also serves as a director of Globalprivateequities.com, Inc. and is Chairman of the Board of Trustees of the Carrier Clinic, an independent mental health hospital serving New Jersey. He holds an AB in economics from Princeton University and an MBA from the Wharton School of the University of Pennsylvania. Mr. Amato has expertise in financial, accounting and risk management issues, and for these reasons, he has been nominated to continue serving on the Board of Directors.

Thomas L. Kempner has served on our Board of Directors since the inception of CreditComm, the predecessor to the Company. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation and its predecessors since 1979, and Chairman of the Board, President and Chief Executive Officer of Loeb Holding Corporation since 1980. Mr. Kempner previously served as a director of Dyax Corporation and IGENE Biotechnology, Inc., and served as director emeritus of Northwest Airlines, Inc. Mr. Kempner was formerly a director of CCC Information Services Group, Inc., FuelCell Energy, Inc., Insight Communications Company, Inc., Intermagnetics General Corporation, and Alcide Corporation. Mr. Kempner has over 50 years of experience in financial, investment and securities markets, and is the co-founder of the Company and the controlling stockholder of our largest stockholder, Loeb Holding Corporation. For these reasons, he has been nominated to continue serving on the Board of Directors.

Bruce L. Lev has served on our Board of Directors since November 2014. Mr. Lev is a Managing Director of Loeb Holding Corporation, a position he has held since 2003. Prior to this, he served as Vice Chairman and Director of USCO Logistics, a service provider of supply chain management which was sold to Kuhne & Nagel in 2001. From 1995 through 2000, he was Executive Vice President of Corporate and Legal Affairs of Micro

Warehouse Inc., a $2.5 billion direct marketer of brand name personal computers and accessories to commercial and consumer markets, where he served on Micro Warehouse’s four-person Executive Committee with global responsibility for legal and regulatory affairs, human resources, corporate communications, risk management and facilities. From 1995 through 2002 he was a member of the Board of Directors of the Roper Organization and served on the Board of the Direct Marketing Association. Prior to 1995, Mr. Lev engaged in the private practice of law. Mr. Lev was Vice Chairman of AirDat, LLC, a privately held company sold to Panasonic Avionics Corporation which provides weather forecasting and business risk solutions for commercial and military users. Until its sale to Kratos, Inc., Mr. Lev was on the Board of Directors of Integral Systems Inc. (NASDAQ), a leading global provider of satellite ground based command and control systems for commercial and military customers. At Integral he served on the Audit Committee and was Chairman of the Compensation Committee. Mr. Lev previously served on the Board of Directors of VirtualScopics, Inc. (NASDAQ) and was the Chairman of its Audit Committee. Mr. Lev previously served as Non-Executive Co-Chairman of Albertine Enterprises, a Washington, D.C. based consulting firm. Mr. Lev is on the Board of Directors of Engagement Labs and is on its Audit and Compensation Committees. Mr. Lev’s experience in the technology industry and his service as a director of public and private companies provides the Board of Directors with valuable insight. Mr. Lev is also a Managing Director of Loeb Holding, our largest stockholder. For these reasons, Mr. Lev has been nominated to continue serving on the Board of Directors.

John H. Lewis has served on our Board of Directors since October 2015. Mr. Lewis is the Managing Partner and Chief Investment Officer at Osmium Partners, LLC, a value-based long-short equity fund founded in 2002. Since July 2014, Mr. Lewis has served on the Board of Directors of Spark Networks (NYSE) and is Chairman of its Nominating Committee and a member of its Compensation Committee. Prior to founding Osmium, Mr. Lewis was Director of Research at Retzer Capital and an Equity Research Analyst at Heartland Funds. Mr. Lewis’s extensive experience in capital allocation, finance, realizing value in publicly traded companies and knowledge of internet, consumer-based subscription businesses provides the Board of Directors with valuable insight. For these reasons, Mr. Lewis has been nominated to continue serving on the Board of Directors.

David A. McGough has served on our Board of Directors since August 1999. For more than 20 years, Mr. McGough has been President, Chief Executive Officer and Director of Digital Matrix Systems, Inc. and DMS Services, Inc., companies that specialize in credit data and risk analysis. Mr. McGough has extensive experience in the credit data and information technology industries, and operational experience gained as the chief executive officer of a technology company. He also has experience as a private investor in technology companies. For these reasons, he has been nominated to continue serving on the Board of Directors.

Johan J. Roets has served on our Board of Directors since May 2016 and as our Chief Executive Officer since January 2017, after previously serving as Chief Operating Officer, Intersections Inc. and President, Identity Guard since joining the Company in September 2014. Mr. Roets previously served from June 2009 to March 2014 as Head of Personal and Business Banking with Industrial and Commercial Bank of China (Argentina) (formerly known as Standard Bank Argentina), after previously serving at the Director level within the Standard Bank Group’s retail banking division in a number of roles. Prior to joining Standard Bank, Africa’s largest banking group, Mr. Roets founded the IQ Business Group, a business process outsourcing company in South Africa. Mr. Roets began his career with Arthur Andersen & Company and moved through the ranks to later make National Partner in the firm before his departure in 1998. Mr. Roets has extensive experience in and knowledge of our industry, as well as leadership skills and management experience at the Company. For these reasons, he has been nominated to serve on the Board of Directors.

Melvin R. Seiler has served on our Board of Directors since February 2017. Mr. Seiler has been a consultant since 1997, providing sales, marketing, information systems and operations management services to companies executing growth strategies. From 1991 to 1997, Mr. Seiler served as Executive Vice President & Chief Operating Officer of MicroWarehouse Inc. During his tenure with MicroWarehouse, he directed the development of sales, distribution and information systems strategies which enabled the company to rapidly become a Fortune 500 company with locations in ten countries and over 3,000 employees. Prior to joining MicroWarehouse,

Mr. Seiler was the Founder & President of MarketQuest Inc., a software sales and marketing consulting firm, which he founded after serving in various sales and marketing roles at Xerox. Mr. Seiler brings a wealth of strategic marketing, sales and operational expertise in the technology industry to the Company and his success building innovative sales and marketing strategies will be extremely valuable to our growth strategy focused on the identity and privacy protection marketplace. For these reasons, he has been nominated to continue serving on the Board of Directors.

The Board of Directors of the Company recommends a vote FOR the election of each named nominee.

CORPORATE GOVERNANCE PRINCIPLES

Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics, our Statement of Policy with Respect to Related Person Transactions and the committee charters for our Audit Committee, Compensation Committee, and Risk Management Committee. These documents are available under the “Investor & Media” section of our web site at www.intersections.com, or by written request (without charge) to Investor Relations, 3901 Stonecroft Boulevard, Chantilly, VA 20151.

Governance Guidelines

Our Corporate Governance Guidelines and Principles set forth overall standards and policies for the responsibilities and practices of our Board of Directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our Company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, evaluating and compensating our CEO and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics

All of our employees, including our CEO, chief financial officer and principal accounting officer, and our directors are required to comply with our Code of Business Conduct and Ethics. It is our intention to disclose any waivers from any provisions of this code as it applies to our executive officers or directors in accordance with the listing standards of The NASDAQ Stock Market LLC and applicable law.

Director Independence

Our Corporate Governance Guidelines and Principles provide that independent directors must constitute a majority of the Board with no more than two members of management serving on the Board at the same time. In determining the “independence” of a director, the Board must be guided by the definition of “independent director” under applicable law and the pertinent listing standards of The NASDAQ Stock Market LLC.

In determining independence, the Board of Directors reviews whether directors have any material relationship with us and considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to us, the Board of Directors considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board of Directors reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with us, directly or as a partner, stockholder or officer of an organization that has a relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has affirmatively determined that the following six director nominees standing for election are independent under the criteria established by the NASDAQ for independent board members: John M. Albertine, Thomas G. Amato, Thomas L. Kempner, Bruce L. Lev, John H. Lewis and Melvin Seiler.

The Board of Directors considered the following transactions, relationships and arrangements, in addition to those disclosed in the “Transactions with Related Persons” section of this proxy statement, in making its independence determinations:

•

Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation, and is the Chairman and Chief Executive Officer of Loeb Partners Corporation, an affiliate of Loeb Holding. Loeb Holding beneficially owns 9,680,541 shares, or approximately 40%, of our outstanding common stock and is our largest stockholder.

•	Bruce L. Lev is a Managing Director of Loeb Holding, and was previously the Non-Executive Co-Chairman of Albertine Enterprises.

•

John H. Lewis is the Managing Partner and Chief Investment Officer at Osmium Partners, LLC. Osmium Partners and its affiliates beneficially own 3,465,530 shares, or approximately 14%, of our outstanding common stock.

Board Leadership Structure

Our Corporate Governance Guidelines and Principles provide that the Board of Directors should consider whether to separate the roles of Chairman of the Board and Chief Executive Officer. Our Board of Directors has determined that the most effective leadership structure at this time is to have a Chairman of the Board who is not also the CEO. Our Board of Directors may modify this structure in the future to ensure that the Board leadership structure for the Company remains effective and advances the best interests of our stockholders.

The Board’s Role in Risk Oversight

In 2011 our Board of Directors formed a Risk Management Committee. Our current Risk Management Committee consists of Dr. Albertine (Chairman) and Messrs. Amato, Lev and Lewis.

Although the Board of Directors has delegated certain responsibilities for risk management to the Risk Management Committee, the Board of Directors retains overall responsibility and coordination for risk oversight. The Risk Management Committee provides assistance to the Board by assessing, and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory and external risks inherent in the Company’s business and the control processes with respect to such risks. The principal responsibilities of the Risk Management Committee are:

•	to review and evaluate management’s identification of all major risks to the business and their relative weight;

•	to assess the adequacy of management’s risk assessment, its plan for risk control or mitigation, and disclosure;

•	to review and evaluate management’s development and execution of certain risk mitigation strategies and opportunities proposed by management and selected by the committee for further review;

•	to review the Company’s disclosure of risks in all filings with the SEC; and

•

together with the Audit Committee, to review, assess and discuss with the independent accountants and financial and senior management (i) any significant risks or exposures, (ii) the steps management has taken to minimize such risks or exposures, and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

During 2016, the Risk Management Committee continued to focus its efforts on government regulations and regulatory compliance, the Company’s investment in the VOYCETM pet health and wellness product, operational risk and cyber security.

Board Meetings and Committees; Annual Meeting Attendance

In 2016, there were ten (10) meetings of the Board of Directors, six (6) meetings of the Audit Committee, eight (8) meetings of the Compensation Committee, two (2) meetings of the Nominating/Corporate Governance Committee, and two (2) meetings of the Risk Management Committee. Each Director of the Company attended or participated in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

Board members are strongly encouraged to attend our annual meeting of stockholders. Each of our directors attended our 2016 annual meeting, other than Mr. Seiler, who was not serving as a director at the time.

Audit Committee

Our current Audit Committee consists of Dr. Albertine and Messrs. Amato (Chairman) and Seiler. The Board of Directors has determined that Mr. Amato is an “audit committee financial expert.” Each member of the Audit Committee is an independent member of our Board of Directors.

The principal responsibilities of the Audit Committee are:

•

to oversee the accounting and financial reporting processes and audits of the financial statements of the Company by reviewing: the Company’s compliance with legal and regulatory requirements; the Company’s independent auditor’s qualifications and independence; the performance of the Company’s internal control and audit functions and independent auditors; the Company’s accounting and financial reporting processes; and the quality and integrity of the financial statements and the effectiveness of the internal control over financial reporting of the Company;

•	to select, evaluate and, when appropriate, replace the Company’s independent auditors;

•

to review and evaluate the audit efforts of the Company’s independent accountants and internal auditing department; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (or other personnel responsible for the internal audit function), and the Board of Directors;

•

to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	to conduct appropriate review and oversight of all related party transactions.

Compensation Committee

Our current Compensation Committee consists of Dr. Albertine and Messrs. Thomas L. Kempner and Lev (Chairman). Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986. The principal duties of the Compensation Committee are:

•

to ensure the Company’s senior executives are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	to communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the SEC.

The Compensation Committee may delegate some or all of its duties to a sub-committee comprising one or more members of the Compensation Committee.

Executive Committee

Our current Executive Committee consists of Messrs. Kempner, Lev and Stanfield. The principal duties of the Executive Committee are:

•	to exercise the authority of the Board of Directors with respect to certain matters requiring action between meetings of the Board of Directors; and

•	to decide issues from time to time delegated by the Board of Directors.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee was eliminated shortly after our 2016 annual meeting of stockholders, and previously consisted of Messrs. Amato and James L. Kempner. Mr. Amato is, and Mr. Kempner was, considered an independent director under applicable NASDAQ listing standards. The Board of Directors concluded that since our independent directors meet on a periodic basis in executive session there was no need to designate the independent directors as a separate committee. The responsibilities of the Nominating/Corporate Governance Committee were assumed by all of our independent directors, in accordance with applicable NASDAQ listing standards.

Nomination of Directors

The Board as a whole is responsible for nominating individuals for election to the Board of Directors by the stockholders and for filling vacancies on the Board of Directors that may occur between annual meetings of the stockholders. The independent directors are responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors. The independent directors seek diversity in the collective membership of the Board of the Directors. Although there is no formal objective criteria for determining the amount of diversity, the independent directors seeks directors with varied backgrounds, experience, skills, knowledge and perspective and who maintain a Board that reflects diversity, including but not limited to race, gender, ethnicity, age and experience. Director candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision and experience, as well as whether the individual satisfies criteria for independence as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The independent directors will consider recommendations for potential directors from other directors or stockholders.

Mr. Seiler was appointed as a director during 2017 by action of the Board of Directors following the unanimous recommendation of the independent directors of the Board of Directors. Mr. Seiler was suggested to the independent directors by the Company’s Chairman and several of the other directors.

Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company at its principal executive offices not later than the date for stockholder proposals set forth herein under “Other Matters — Stockholder Proposals.”

We did not receive for this Meeting any recommended nominees for director from any of our stockholders, non-management directors, CEO, other executive officers or third-party search firms. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.

In evaluating a person as a potential nominee to serve as a director of the Company, the independent directors consider, among other factors, the following:

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•

the contribution which the person can make to the Board of Directors and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the independent directors may consider relevant; and

•	the character and integrity of the person.

The independent directors also consider such other relevant factors as they deem appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the independent directors determine whether to interview the prospective nominee and, if warranted, one or more of the independent directors, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the independent directors make a recommendation to the full Board as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the independent directors.

There are no differences in the manner in which the independent directors evaluate nominees for director based on whether the nominee is recommended by a stockholder.

Communications with Non-Management Directors

The independent directors approved a process for handling communications received by the Company and addressed to non-management members of the Board of Directors. Stockholders and other parties interested in communicating with any directors of the Company (or the Board of Directors as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. He will review all such correspondence and regularly forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires the attention of the Board of Directors. The Board of Directors or any member thereof may at any time request that copies of all such correspondence be forwarded to the Board of Directors.

Correspondence relating to accounting, internal controls or auditing matters are handled by the Audit Committee in accordance with its procedures. Communications which consist of stockholder proposals must instead follow the procedures set forth under “Other Matters — Stockholder Proposals” and, in the case of recommendations for director candidates, the procedures set forth under “Corporate Governance Principles — Nomination of Directors.”

Executive Sessions of Non-Management Directors

The non-management directors of our Board meet in executive session at least two times during the year, generally at regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. A presiding director is chosen by the non-management directors to preside at each meeting and does not need to be the same director at each meeting.

Compensation of Directors

Employee directors do not receive any separate compensation for their Board activities. For 2016, each non-employee director received an annual cash retainer of $40,000, payable in quarterly installments, and the Chairman of each of our Audit Committee (Mr. Amato) and Risk Management Committee (Dr. Albertine) received an additional annual cash retainer of $12,000 and $8,000, respectively, payable in quarterly installments. Messrs. Amato, Bartlett and Lewis also each received an additional cash fee of $15,000, $10,000 and $10,000, respectively, for service on a special committee of the Board of Directors formed for the purpose of evaluating a possible business transaction with Loeb Holding Corporation and the Company relating to the Company’s pet health monitoring business. Our non-employee directors also receive annual grants of stock options and/or restricted stock units (“RSUs”), which typically vest in four equal annual installments starting on the first anniversary of the grant date. In February 2016, each non-employee director received a grant of RSUs for 5,000 shares. We also reimburse our non-employee directors for reasonable expenses they incur in attending Board or committee meetings.

FISCAL 2016 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table provides information on compensation for non-employee directors who served during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Total ($)
John M. Albertine	48,000	14,150	62,150
Thomas G. Amato	67,000	14,150	81,150
H. Stephen Bartlett(2)	50,000	14,150	64,150
James L. Kempner(3)	40,000	14,150	54,150
Thomas L. Kempner	40,000	14,150	54,150
Bruce L. Lev	40,000	14,150	54,150
John H. Lewis	50,000	14,150	64,150
David A. McGough	40,000	14,150	54,150

(1)	The amount shown for stock awards relates to RSUs granted under our 2006 Stock Incentive Plan. The grant date fair value computed in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) of each RSU was $2.83.

(2)	Mr. Bartlett resigned from the Board of Directors effective December 20, 2016.

(3)	Mr. J. Kempner resigned from the Board of Directors effective May 12, 2016.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors for approval of the compensation paid to the Company’s CEO, reviewing and approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s incentive-compensation plans and equity-based compensation plans, and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry.

Our Compensation Committee has designed and implemented a compensation philosophy designed to provide a market competitive, performance based compensation package consisting of base salary, incremental cash payments and long-term equity awards for performance. The Compensation Committee evaluates the performance of the CEO and makes recommendations concerning his compensation in light of the goals and objectives of the compensation program. The Compensation Committee also assesses the performance of the other executives and, historically based on initial recommendations and input from Mr. Stanfield, the then-CEO, determines their compensation. The Compensation Committee has authority to retain its own advisors and compensation consultants to assist it in making compensation decisions. In 2016, the Compensation Committee formally engaged Willis Towers Watson as compensation consultants.

The philosophy behind our compensation policy is to align executive compensation with the interests of stockholders, attract, retain and motivate a highly competent team of executives, link pay to performance, achieve a balance between short-term and long-term results, teamwork and individual contributions, and over time utilize different forms of equity as a significant reward for performance. The Compensation Committee’s executive compensation program is intended to provide our named executive officers with overall levels of compensation that are competitive within the Company’s industry and geographic region, as well as within a broader spectrum of companies of comparable size and complexity.

We are a “smaller reporting company” as that term is defined in Rule 12b-2 promulgated under the Exchange Act and are taking advantage of our ability to provide certain less comprehensive disclosures in our SEC filings, including reduced executive compensation disclosures.

Role of Executive Officers in Determining Executive Compensation For Named Executive Officers

In connection with 2016 compensation, Mr. Stanfield, the then-CEO, aided by our human resources and business planning and analysis departments gave information to the Compensation Committee to assist it in determining compensation levels. While the Compensation Committee utilized this information, and valued Mr. Stanfield’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were recommended by the Compensation Committee and approved by the Board of Directors.

Summary Compensation Information

The table below sets forth certain information regarding compensation paid or accrued for 2016 and 2015 to our CEO in 2016, and each of our two most highly compensated executive officers who were serving as executive officers at the end of 2016 (Mr. Johan J. Roets and Mr. Ronald L. Barden). We refer to these persons as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(4)	Option Awards ($)(1)	Nonequity Incentive plan compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael R. Stanfield	2016	845,000	2,949,556	80,290	3,210	30,150	3,908,206
Chairman and Founder (former Chief Executive Officer)	2015	845,000	2,317,455	—	—	49,226	3,211,681

Johan J. Roets	2016	500,000	638,177	—	4,815	20,000	1,162,992
Chief Executive Officer (former Chief Operating Officer)	2015	500,000	257,150	—	—	15,677	772,827

Ronald L. Barden	2016	425,000	346,169	—	1,605	16,981	789,755
Chief Financial Officer	2015	400,000	172,975	—	—	18,561	591,536

(1)	Please see our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion on the valuation assumptions of the calculation in accordance with U.S. GAAP. Stock and option awards above represent the grant date fair value for each named executive officer in accordance with U.S. GAAP.

(2)	Reflects amounts payable for 2016 under the Short-Term Incentive Compensation Program, described below under “Narrative Disclosure to Summary Compensation Table — Establishment of the Short Term Incentive Compensation Program.”

(3)	The column “All Other Compensation” for 2016 includes perquisites and personal benefits totaling $10,000 or more, which includes annual dues for membership to a golf club for Mr. Stanfield ($15,679); and automobile allowances for Mr. Stanfield ($14,471), Mr. Roets ($20,000) and Mr. Barden ($16,981).

(4)	These amounts do not reflect the actual value of the performance-based RSUs (“PBRSUs”) realized by the recipient. For fiscal year 2016, the value of the PBRSUs disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance was achieved, the value of Messrs. Stanfield’s, Roets’ and Barden’s PBRSU award would have been $2,193,333, $603,167 and $274,167, respectively. For a discussion of the actual amount of PBRSUs awarded to each of our named executive officers in 2016, see “Narrative Disclosure to Summary Compensation Table —Approval of 2016 Long-Term Incentive Grants” below.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Michael Stanfield — Chairman and Founder

Historic Employment Agreement

In November 2014, we entered into an amended and restated employment agreement with Mr. Stanfield, our then Chairman and CEO, with a term ending on December 31, 2017.

The employment agreement provided for an initial base salary for Mr. Stanfield, subject to discretionary increases. For 2016, Mr. Stanfield’s base salary as determined by the Compensation Committee was $845,000. As provided in Mr. Stanfield’s employment agreement, Mr. Stanfield (a) was granted an immediate equity award (the “2014 Restricted Stock Award”) of 400,000 shares of restricted stock (as further described below), (b) was granted in January 2015 an additional equity award (the “2015 Equity Award”) of 400,000 shares of restricted stock and (c) was not entitled to any cash bonus or cash bonus opportunities or any additional equity awards during the term of the November 2014 employment agreement, although Mr. Stanfield was provided the opportunity to participate in any bonus plans in the discretion of the Board of Directors and/or the Compensation Committee.

Mr. Stanfield’s employment agreement provided for severance if Mr. Stanfield’s employment was terminated during the term (a) due to his death or disability, (b) by the Company without cause (as defined in the agreement) or (c) by Mr. Stanfield for good reason (as defined in the agreement), in an amount equal to 2 times his base salary (3.5 times his base salary if termination occurs upon, or within 12 months following, a change in control). Mr. Stanfield’s agreement also provided that if, at the expiration of the term, Mr. Stanfield did not continue as Chairman of the Board of Directors on mutually agreeable terms with the Company, Mr. Stanfield would be entitled to severance at such time as if he had been terminated without cause. Certain payments could be delayed six months if required by Section 409A of the Internal Revenue Code.

For purposes of the agreement, change in control generally meant: (a) the acquisition of 30% or more of our common stock, unless the acquisition is by the Company, any existing director or officer, any of our employee benefit plans or by any corporation owned by our stockholders in substantially the same proportions as their ownership of the Company; (b) a merger or consolidation, unless the Company’s stockholders continue to control more than 50% of its voting power after the transaction; or (c) the sale of all or substantially all of the Company’s assets.

Mr. Stanfield’s employment agreement also provided that he would be subject to any clawback policy adopted by the Company, and that Mr. Stanfield shall not divulge confidential information, shall assign intellectual property rights to the Company and shall not compete with the Company or any of its subsidiaries or solicit their customers or employees for a period of 18 months after termination of his employment.

Consistent with the terms of Mr. Stanfield’s agreement, in November 2014, the Compensation Committee granted the 2014 Restricted Stock Award to Mr. Stanfield under the Company’s 2014 Stock Incentive Plan. The 2014 Restricted Stock Award vests in 12 equal installments on the last day of each calendar quarter starting on December 31, 2014, subject to acceleration upon a change in control, upon Mr. Stanfield’s death or disability, or if Mr. Stanfield’s employment is terminated by the Company without cause or by Mr. Stanfield for good reason, all as set forth in the applicable award agreement and the Company’s 2014 Stock Incentive Plan. In addition, in January 2015, the Compensation Committee granted the 2015 Equity Award in the form of restricted shares to Mr. Stanfield, which vests in 12 equal installments on the last day of each calendar quarter starting on March 31, 2015, subject to accelerated vesting as set forth in the Company’s 2014 Stock Incentive Plan.

In addition, in November 2014, the Compensation Committee approved full acceleration of vesting for all of Mr. Stanfield’s outstanding RSUs upon Mr. Stanfield’s death or disability, or if Mr. Stanfield’s employment is terminated by the Company without cause or by Mr. Stanfield for good reason. Mr. Stanfield’s outstanding RSUs were granted under the Company’s 2006 Stock Incentive Plan which provides for accelerated vesting upon the disability (to the extent determined by the Committee in its sole discretion) or death of the holder or upon a change in control or sale while the holder is in the employ or service of the Company.

New Employment Agreement

In January 2017, we entered into an amended and restated employment agreement with Mr. Stanfield, which has a term ending January 31, 2019. The amended and restated employment provides for Mr. Stanfield to assume the role of Chairman and Founder and continue to serve as the Chairman of the Board of Directors. Mr. Stanfield’s agreement generally provides for severance in accordance with the terms discussed above and also provides for severance to include a pro-rated cash bonus for the year of termination if Mr. Stanfield’s termination is between July 1st and December 31st of such year. In addition, pursuant to the employment agreement, Mr. Stanfield was granted 133,332 time-based restricted stock units to which he was entitled to and which were previously approved by the Board of Directors in May 2016, that shall vest in full in January 2019, subject to acceleration under certain circumstances. Except as described above, the provisions in the amended and restated employment agreement are substantially the same as under Mr. Stanfield’s previous employment agreement described above.

Other Executive Officers

Effective January 1, 2015, we entered into employment agreements with Mr. Roets and Mr. Barden. Each agreement provides for at-will employment and may be terminated by the Company or the executive for any reason upon 30 days’ notice or, under certain circumstances, immediately for cause.

The employment agreements provide for an initial base salary for each of the executives, subject to annual discretionary increases. For 2016, the base salaries for Mr. Roets and Mr. Barden were $500,000 and $425,000, respectively. Any subsequent increase in base salary is deemed to be the new base salary for purposes of the agreement. In addition, each executive is eligible to receive an annual bonus in accordance with a bonus plan determined by the Chief Executive Officer and approved by the Board of Directors or the Compensation Committee, and an annual car allowance equal to 4% of his base salary. Each executive shall also be entitled to participate in any health, welfare and retirement plans and programs of the Company, as adopted from time to time, and is eligible to be considered for equity awards on a similar basis as generally made available to our other senior officers (other than the Chief Executive Officer).

If the executive’s employment is terminated by the Company for cause (as defined in the agreement) or by the executive for other than good reason (as defined in the agreement), the executive shall be entitled to receive: (1) any earned and unpaid base salary, and (2) medical benefit continuation at the executive’s expense as provided by law.

If the executive’s employment is terminated (a) by the Company without cause, or by the executive for good reason, or (b) due to the executive’s death or disability, the executive shall be entitled to receive: (1) any earned and unpaid base salary; (2) any prior year’s cash bonus to the extent scheduled to be paid in the year of termination and not previously paid, which will be paid when the prior year’s bonuses are paid to active employees; (3) a one-time cash payment equal to 1.5 times his base salary (2.5 times his base salary if termination occurs upon, or within 12 months following, a change in control), in exchange for a general release, payable on the 60th day following the date of termination, provided that the release has become effective before such 60th day; and (4) medical benefit continuation for the executive and his dependents for up to 18 months, at the Company’s expense, provided that the executive provides a release to the Company. Certain payments may be delayed six months if required by Section 409A of the Internal Revenue Code. In addition, the agreements provide that in the event of the death or disability of the executive, all of the executive’s unvested equity and equity-based awards shall become fully vested, and if the executive’s employment is terminated by the Company without cause, or by the executive for good reason, the portion of any unvested equity and equity-based awards which is scheduled to vest within 12 months of the date of termination of employment shall immediately become vested. The definition of change in control under these agreements is the same as the definition under Mr. Stanfield’s 2014 employment agreement.

Each employment agreement also provides that the executive shall be subject to any clawback policy adopted by the Company, shall not divulge confidential information, shall assign intellectual property rights to the Company, shall not disparage the Company and shall not compete with the Company or any of its subsidiaries or solicit their customers or employees for a period of 18 months after termination of the executive’s employment.

New Employment Agreements

In January 2017, we entered into an amended and restated employment agreement with Mr. Roets in connection with his appointment as Chief Executive Officer. The amended and restated employment provides for Mr. Roets to be Chief Executive Officer and a member of the Board of Directors. The amended and restated employment agreement provides Mr. Roets with a base salary at an annual rate of $750,000, and provides for a grant of (a) 35,000 time-based RSUs that shall vest in full in January 2019 and (b) 150,000 time-based RSUs that shall vest in full in January 2020, subject to acceleration under certain circumstances similar to his award of RSUs in May 2016. In addition, the amended and restated employment agreement increases Mr. Roets’ severance to 2.0 times his base salary (3.5 times his base salary if termination occurs upon, or within 12 months following, a change in control), plus a pro-rated cash bonus for the year of termination if terminated between July 1st and December 31st of such year. Except as described above, the provisions in the amended and restated employment agreement are substantially the same as under Mr. Roets’ previous employment agreement described above.

In February 2017, we entered into an amended and restated employment agreement with Mr. Barden, effective January 1, 2017. The amended and restated agreement is substantially similar to Mr. Barden’s previous employment agreement, described above, and generally provides for severance in accordance with his previous employment agreement, however, it also provides for severance to include a pro-rated cash bonus for the year of termination if Mr. Barden’s termination is between July 1st and December 31st of such year.

Establishment of the Short-Term Incentive Compensation Program

In May 2016, the Board of Directors, based upon the recommendation of the Compensation Committee after consultation with Willis Towers Watson, approved a short-term incentive compensation plan (STI) for Messrs. Stanfield, Roets and Barden, as well as certain other members of management, based on the achievement of performance targets for the Company’s Personal Information Services and Insurance and Other Consumer Services segments (collectively, the “IDG Business”). The STI is administered by the Compensation Committee.

Under the STI, a cash bonus pool will be established for each year of the plan based on the adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), of the IDG Business for such year. The Compensation Committee shall determine, for each year of the plan, the target Adjusted EBITDA, the threshold Adjusted EBITDA and the maximum Adjusted EBITDA, as well as the participants and their respective sharing percentage. The aggregate awards earned under the STI will be taken into account in determining Adjusted EBITDA for purposes of the plan.

For 2016, the STI provided that once the applicable threshold Adjusted EBITDA is achieved, the cash bonus pool will equal the sum of: (i) 15% of the Adjusted EBITDA over the threshold Adjusted EBITDA up to the target Adjusted EBITDA, plus (ii) 20% of the Adjusted EBITDA over the target Adjusted EBITDA up to the maximum Adjusted EBITDA. No STI bonuses are paid if Adjusted EBITDA is below the threshold Adjusted EBITDA. The actual amount of the awards will range from zero to a maximum of 200% of target, based on actual Adjusted EBITDA for 2016.

Messrs. Stanfield’s, Roets’ and Barden’s sharing percentage and target cash award under the STI for 2016 were set at 20% and $122,000, 30% and $183,000 and 10% and $61,000, respectively. For 2016, Messrs. Stanfield, Roets and Barden received an actual cash award of $3,210, $4,815 and $1,605, respectively, under the STI.

Approval of 2016 Long-Term Incentive Grants

In May 2016, long-term incentive grants for 2016 were approved for Messrs. Stanfield, Roets and Barden, as well as certain other members of management, under the Company’s 2014 Stock Incentive Plan. The grants consisted of a combination of performance-based RSUs (“PBRSUs”) and time-based RSUs.

The performance metrics for the PBRSUs are identical to the performance metrics under the STI. The PBRSUs represent a contingent right to receive a number of shares of common stock ranging from zero to a maximum of 200% of the target award, based on the Adjusted EBITDA actually achieved for 2016, and no shares will be earned for 2016 if Adjusted EBITDA is below the threshold Adjusted EBITDA for 2016. Any shares delivered upon achievement of the specified performance targets will be fully vested on delivery, with any unvested portion of the PBRSU grants being forfeited. If the Adjusted EBITDA falls between the threshold Adjusted EBITDA and the target Adjusted EBITDA, or between the target Adjusted EBITDA and the maximum Adjusted EBITDA, the number of shares received by the holders will be interpolated in a linear progression.

Messrs. Stanfield, Roets and Barden were granted 66,667, 165,000 and 75,000, time-based RSUs, respectively. The time-based RSUs will vest in full on January 1, 2019, provided the holder remains continuously employed with the Company from the date of grant through and including January 1, 2019, subject to acceleration under the circumstances described below. In addition, Mr. Stanfield was granted 379,000 stock options that will also vest in full on January 1, 2019 under the same terms.

In the event of the death or disability of the holder, (i) the holder’s unvested PBRSUs will immediately become vested at target (with the balance being forfeited), and (ii) all of the holder’s unvested time-based RSUs and stock options (for Mr. Stanfield) will immediately become fully vested.

If a holder’s employment with the Company is terminated by the Company without cause or the holder resigns for good reason, the following shall apply: (i) the holder’s PBRSUs will immediately become vested at target (with the balance being forfeited); (ii) for Mr. Stanfield with respect to his RSUs, all of his RSUs will immediately become fully vested; and (iii) for Mr. Stanfield with respect to his stock options and for any other holder with respect to his/her RSUs, if the termination occurs in (A) 2016, 1/3 of the RSUs and stock options (for Mr. Stanfield) would have become fully vested, (B) 2017, 2/3 of the RSUs and stock options (for Mr. Stanfield) will become fully vested, and (C) 2018, all of the RSUs and stock options (for Mr. Stanfield) will become fully vested.

In addition, the PBRSUs and RSUs provide for a double trigger change in control provision, which means that if an acquirer or successor in a change in control assumes or continues the awards, vesting of the awards will only accelerate in connection with the change in control if the holder is terminated without cause or resigns for good reason upon or within twelve (12) months following the change in control.

The following table sets forth for 2016 the number of PBRSUs (at target) granted to, and received by, the named executive officers:

Officer	Target PBRSU Award	Actual PBRSU Award
Michael R. Stanfield	466,666	103,172
Johan J. Roets	128,333	28,372
Ronald L. Barden	58,333	12,897

In January 2017, Mr. Stanfield was granted 133,332 time-based RSUs that vest in full in 2019, Mr. Roets was granted 35,000 time-based RSUs that vest in full in 2019 and 150,000 time based RSUs that vest in full in 2020 and Mr. Barden was granted 25,000 time-based RSUs that vest in full in 2020, in all cases, subject to acceleration for certain terminations of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of the named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Michael R. Stanfield	55,533	—		$5.48	3/24/2019	133,336	(3)	$532,011
	170,349	—		$3.10	5/20/2019	100,003	(4)	$399,012
	89,910	—		$4.32	1/26/2020	67,425	(1)	$269,026
	—	379,000	(5)	$2.30	6/14/2026	122,007	(2)	$486,808
						66,667	(5)	$266,001
						466,666	(6)	$1,861.997
Johan J. Roets	—	—		—	—	165,000	(5)	$658,350
						30,000	(7)	$119,700
						100,000	(8)	$399,000
						128,333	(6)	$512,049
Ronald L. Barden	—	—		—	—	75,000	(5)	$299,250
						20,000	(7)	$79,800
						75,000	(9)	$299,250
						58,333	(6)	$232,749

(1)	Vests on April 1, 2017.

(2)	Vests in two equal annual installments beginning on March 17, 2017.

(3)	Vests in four equal quarterly installments beginning on March 31, 2017.

(4)	Vests in three equal quarterly installments beginning on March 31, 2017.

(5)	Vests on January 1, 2019.

(6)	Target number of PRSUs that vest following the conclusion of the 2016 performance period, subject to achievement of the specified performance targets. See “Narrative Disclosure to Summary Compensation Table — Approval of 2016 Long-Term Incentive Grants.”

(7)	Vests in two equal annual installments beginning on December 31, 2017.

(8)	Vests in two equal annual installments beginning on September 9, 2017.

(9)	Vests in two equal annual installments beginning on September 2, 2017.

(10)	Value calculated based on the closing price of the Company’s common stock on December 31, 2016 ($3.99).

Equity Incentive Plans

We currently issue equity and equity-based awards under the 2014 Stock Incentive Plan (the “Plan”), and we have three inactive stock incentive plans, the 1999 Stock Option Plan, the 2004 Stock Option Plan and the 2006 Stock Incentive Plan. The total number of shares of common stock that may be issued under the Plan may not exceed 5.5 million. As of December 31, 2016, we have approximately 1.8 million shares of common stock available for future grants of awards under the Plan, and awards for approximately 4.2 million shares are outstanding under all of our active and inactive plans. Individual awards under the Plan may take the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards and/or restricted stock units.

The following table sets forth information as of December 31, 2016 with respect to the shares of our common stock that may be issued under our existing equity compensation plan.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights ($)	Number of Securities Remaining Available For Future Issuances Under Equity Compensation Plans (Excluding Securities in Column A)
Equity compensation plans approved by security holders	4,225,312	$3.03	1,812,332
Equity compensation plans not approved by security holders	—	—	—

Total	4,225,312	$3.03	1,812,332

Accounting and Tax Considerations

The Compensation Committee considers the financial reporting and income tax consequences to the Company of the compensation components for the executive officers in analyzing and determining the level and mix of compensation. Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation, such as the Company, may not take a tax deduction for compensation in excess of $1 million paid to certain named executive officers, other than certain qualified “performance-based” compensation. The Compensation Committee continues to evaluate the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Company has approved, and may continue to approve, compensation exceeding the $1 million limitation that does not qualify as performance based compensation, including with respect to a portion of cash compensation and equity awards. The Compensation Committee believes it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap. Neither the short-term incentive plan nor the equity based awards made in 2016 (other than Mr. Stanfield’s options) qualified for the Section 162(m) performance based exception.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The following is a schedule of all persons who, to our knowledge, beneficially owned more than 5% of the outstanding common stock of the Company as of April 1, 2017:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Thomas L Kempner(1)	9,743,890	40%
c/o Loeb Holding Corporation
100 Wall Street, 19th Floor
New York, NY 10005
Michael R. Stanfield(2)	2,166,235	9%
c/o Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
John H. Lewis(3)	3,465,530	14%
Osmium Partners, LLC
300 Drakes Landing Road, Suite 172
Greenbrae, California 94904

(1)	Includes 9,680,541 shares held by Loeb Holding Corporation according to a Schedule 13D/A filed with the SEC on December 1, 2016. Mr. Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation. Also includes 30,500 shares held directly by Mr. Kempner, 9,099 shares held by his wife and to which he disclaims beneficial ownership, and 23,750 shares which Mr. Kempner has, or will within 60 days of April 1, 2017 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise.

(2)	Includes (a) 1,190,097 shares held directly by Mr. Stanfield, (b) 577,846 shares held by Stanfield Family Investments LLC (“SFI LLC”), a Virginia limited liability company, of which Mr. Stanfield is the Managing Member, and (c) 315,792 shares which Mr. Stanfield has, or will within 60 days of April 1, 2017 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise. Mr. Stanfield and his wife own a 55% interest in SFI LLC, and trusts for the benefit of their children own the remaining 45% interest. Mr. Stanfield disclaims beneficial ownership of the shares held by SFI LLC except to the extent of his pecuniary interest therein. Also, includes 82,500 shares held by his wife and to which he disclaims beneficial ownership.

(3)	According to a Schedule 13D/A filed with the SEC on November 25, 2015 and a Form 4 filed on February 7, 2017 by John H. Lewis, the controlling member of Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”), which serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (the “Fund”), Osmium Capital II, LP, a Delaware limited partnership (“Fund II”), Osmium Spartan, LP, a Delaware limited partnership (“Fund III”), and Osmium Diamond, LP, a Delaware limited partnership (“Fund IV”) (all of the foregoing, collectively, the “Filers”). The Fund, Fund II, Fund III and Fund IV are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. According to the filings, the Fund, Fund II, Fund III and Fund IV directly own the common shares reported in such filings (other than 17,415 shares owned directly by Mr. Lewis). Osmium Partners, as the general partner of each of the Fund, Fund II, Fund II and Fund IV, may be deemed to beneficially own the 3,448,115 shares of Common Stock held by them. Mr. Lewis may also be deemed to be the beneficial owner of the shares of common stock owned by Osmium Partners. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer reported on such filings.

Security Ownership of Directors and Executive Officers

The following is a table of the security ownership of our directors and named executive officers as of April 1, 2017:

	Amount of and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Outstanding Shares Beneficially Owned	Right to Acquire(2)	Total Beneficial Ownership	Percent of Common Stock
Michael R. Stanfield(3)	1,850,443	315,792	2,166,235	9%
Johan J. Roets	127,543	—	127,543	*
Ronald L. Barden	95,715	—	95,715	*
John M. Albertine	25,500	13,750	39,250	*
Thomas G. Amato	35,726	6,250	41,976	*
Thomas L. Kempner(4)	9,720,140	23,750	9,743,890	40%
Bruce L. Lev	3,750	—	3,750	*
John H. Lewis(6)	3,465,530	—	3,465,530	14%
David A. McGough	709,500	8,750	718,250	3%
Melvin R. Seiler	—	—	—	*
All executive officers and directors as a group (11 persons)	16,042,875	368,292	16,411,167	67%

*	Less than 1%

(1)	Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise.

(2)	Consists of shares which such persons have, or will within 60 days of April 1, 2017 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise.

(3)	Includes (a) 1,190,097 shares held directly by Mr. Stanfield, (b) 577,846 shares held by Stanfield Family Investments LLC (“SFI LLC”), a Virginia limited liability company, of which Mr. Stanfield is the Managing Member and (c) 315,792 shares which Mr. Stanfield has, or will within 60 days of April 1, 2017 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise. Mr. Stanfield and his wife own a 55% interest in SFI LLC, and trusts for the benefit of their children own the remaining 45% interest. Mr. Stanfield disclaims beneficial ownership of the shares held by SFI LLC except to the extent of his pecuniary interest therein. Also, includes 82,500 shares held by his wife and to which he disclaims beneficial ownership.

(4)	Includes 9,680,541 shares held by Loeb Holding Corporation according to a Schedule 13D/A filed with the SEC on December 1, 2016. Mr. Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation. Also, includes 30,500 shares held directly by Mr. Kempner, 9,099 shares held by his wife and to which he disclaims beneficial ownership.

(5)	According to a Schedule 13D/A filed with the SEC on November 25, 2015 and a Form 4 filed on February 7, 2017 by John H. Lewis, the controlling member of Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”), which serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (the “Fund”), Osmium Capital II, LP, a Delaware limited partnership (“Fund II”), Osmium Spartan, LP, a Delaware limited partnership (“Fund III”), and Osmium Diamond, LP, a Delaware limited partnership (“Fund IV”) (all of the foregoing, collectively, the “Filers”). The Fund, Fund II, Fund III and Fund IV are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. According to the filings, the Fund, Fund II, Fund III and Fund IV directly own the common shares reported in such filings (other than 17,415 shares owned directly by Mr. Lewis). Osmium Partners, as the general partner of each of the Fund, Fund II, Fund II and Fund IV, may be deemed to beneficially own the 3,448,115 shares of Common Stock held by them. Mr. Lewis may also be deemed to be the beneficial owner of the shares of common stock owned by Osmium Partners. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer reported on such filings.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Digital Matrix Systems, Inc.

One of our directors, David A. McGough, is the chief executive officer and president of DMS.

In September 2016, we entered into a data services agreement under which DMS provides credit information processing services, including implementation and disaster recovery services, to the Company for fixed monthly fees, which replaced our master agreement entered into with DMS in March 2007. In addition, we also are party to a professional services agreement under which DMS will provide additional development and consulting services pursuant to work orders that are agreed upon by the parties from time to time. We paid approximately $1,690,000 and $937,000 in 2016 and 2015, respectively, to DMS under these agreements. As of December 31, 2016 we owed DMS approximately $162,000 and are obligated to make payments to DMS of approximately $1,045,000 in 2017.

Registration Rights

Loeb Holding Corporation and certain of our directors have registration rights pursuant to which each such stockholder may require us, from time to time, to register for sale to the public under the Securities Act of 1933 any shares of common stock owned by them. In addition, each of these stockholders has piggyback registration rights that allow them to include their shares of common stock in registration statements initiated by us. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in a registration statement.

2015 Private Placement Transaction

In November 2015, we entered into irrevocable subscription agreements with Loeb Holding Corporation, one of our directors, David A. McGough, and investment funds affiliated with Osmium Partners, for a private placement of up to 3,000,000 shares of our common stock, at a price of $2.50 per share, for aggregate gross proceeds of up to $7.5 million, pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(a)(2) thereof. At the first closing for the transaction in November 2015, we issued and sold 2,000,000 shares of common stock to Loeb Holding Corporation for $5.0 million, 200,000 shares of common stock to Mr. McGough for $500,000 and 60,000 shares of common stock to Osmium Partners for $150,000. At the second closing for the transaction in December 2015, we issued and sold 740,000 shares of common stock to Loeb Holding Corporation for $1.85 million. The gross proceeds of $7.5 million are being used for working capital and general corporate purposes.

Agreement with Osmium Partners

In October 2014, we entered into an agreement with Osmium Partners that provides, subject to the terms and conditions thereof, that Section 203 of the Delaware General Corporation Law (the “DGCL”) will not apply to Osmium Partners solely by virtue of an acquisition of beneficial ownership of shares of our capital stock by Osmium Partners of up to 19.99% of our outstanding voting stock (the “Maximum Ownership Percentage”), and Osmium Partners will not be deemed to be an “interested stockholder” under Section 203 of the DGCL by virtue of such acquisition. This is an increase in the allowable ownership percentage of Osmium Partners from the 15% ownership limit contained in Section 203 of the DGCL.

The waiver will cease to apply to Osmium Partners if, without prior further approval of our Board of Directors, Osmium Partners exceeds the Maximum Ownership Percentage, or if subsequent to becoming an “interested stockholder,” Osmium Partners no longer have beneficial ownership of at least 15% in voting power of our then outstanding capital stock by virtue of having made a disposition of such stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2016 our officers, directors and holders of more than 10% of our common stock complied with all filing requirements under Section 16(a) of the Exchange Act. Loeb Holding Corporation inadvertently filed one late Form 4 on January 4, 2016. In making this disclosure, we have relied solely on written representations of our directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the SEC.

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, we are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Executive Compensation,” the compensation tables and the narrative discussion following the compensation tables. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We believe that the Company has created a compensation program deserving of stockholder support. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. Please read “Executive Compensation” for additional details about our executive compensation program, including information about the fiscal year 2016 compensation of our named executive officers.

This say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

To be approved, this proposal must receive the affirmative vote of a majority of the votes cast on the proposal at the Meeting. The Company has been advised that it is the intention of Mr. Thomas L. Kempner to cause Loeb Holding Corporation to vote the shares of common stock it beneficially owns in favor of approval. See “Principal Stockholders — Security Ownership of Certain Beneficial Owners.”

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of RSM US LLP

The Board has appointed RSM US LLP (“RSM”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. Proxies solicited by our Board of Directors will, unless otherwise directed, be voted to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Change in Accountant

On April 1, 2016, the Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the 2016 fiscal year. As a result of this process and following careful deliberation, on April 1, 2016, the Audit Committee notified Deloitte & Touche LLP (“Deloitte”) that it had determined to dismiss Deloitte as the Company’s independent registered public accounting firm, effective as of that same date. On and effective as of April 1, 2016, the Company selected RSM as the Company’s independent registered public accounting firm, subject to RSM’s completion of its standard client acceptance procedures.

Deloitte’s audit reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and during the subsequent interim period through April 1, 2016, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter in connection with their reports on the Company’s financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In addition, during the Company’s two most recent fiscal years and during the subsequent interim period through April 1, 2016, neither the Company, nor any party on the Company’s behalf, consulted RSM with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Attendance at Annual Meeting

A representative of RSM is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for audit and other services rendered by RSM and Deloitte & Touche LLP in 2016 and by Deloitte & Touche LLP in 2015:

	2016 Actual Fees ($)(3)	2015 Deloitte Actual Fees ($)
Audit Fees(1)	713,625	1,138,600
Audit-Related Fees(2)	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	713,625	1,138,600

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews (including fees related to the Sarbanes-Oxley Act of 2002), notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

(3)	The aggregate Audit Fees for RSM from April 1, 2016 through December 31, 2016 totaled $642,125, and the aggregate Audit Fees for Deloitte from January 1, 2016 through March 31, 2016 totaled $71,500.

Audit Committee Pre-Approval Policy

The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by RSM was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Board of Directors of the Company recommends a vote FOR Proposal 3.

Audit Committee Report

The Audit Committee operates under a written charter, which was adopted by the Board of Directors. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the Board of Directors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. In this context, the Audit Committee met separately with each of management, the internal auditors and the independent registered public accounting firm to provide each with the opportunity to discuss any matters that should be discussed privately without the others present. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from RSM US LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding RSM US LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with RSM US LLP its independence. The Audit Committee also considered whether the provision by RSM US LLP of certain other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Audit Committee

Dr. John M. Albertine

Thomas G. Amato (Chair)

Melvin R. Seiler

PROPOSAL 4:

PROPOSAL TO APPROVE THE AMENDMENT TO THE 2014 STOCK INCENTIVE PLAN

Following the recommendation of the Board of Directors, the Compensation Committee approved, and recommended that the Company’s stockholders approve, an amendment to the Intersections Inc. 2014 Stock Incentive Plan to (i) increase the number of shares of the Company’s common stock authorized for issuance pursuant to awards granted under the 2014 Incentive Plan by 4,000,000 shares from 5,500,000 shares to 9,500,000 shares, (ii) increase the number of shares subject to an award of options that are incentive stock options to any individual during any calendar year from 1,000,000 shares to 2,500,000 shares, (iii) increase the number of shares subject to an award of options or SARs to any individual during any calendar year from 1,000,000 shares to 2,500,000 shares, (iv) increase the number of shares subject to an award (other than options or SARs) to any individual during any calendar year from 1,000,000 shares to 2,500,000 shares and (v) provide a limit as to the number of shares subject to awards under the 2014 Stock Incentive Plan that may be granted to non-employee directors in any calendar year.

As described in more detail under “Executive Compensation — Narrative Disclosure to Summary Compensation Table” we started granting time-based and performance-based RSUs in 2016 which have reduced the number of shares we have available for future grants. We believe that our equity and equity-based program plays a key role in aligning the interests of employees, officers and directors with those of our stockholders. If stockholder approval of the amendment is not obtained, then the proposed 4,000,000 share increase to the share reserve under the 2014 Stock Incentive Plan and the other changes included in this proposal will not be implemented and there will be limited shares available for future awards under the 2014 Stock Incentive Plan, including for performance-based awards. The existing 2014 Stock Incentive Plan will, however, continue in effect until May 14, 2024 and awards will continue to be made under the 2014 Stock Incentive Plan as currently in effect until all the shares currently available for award and issuance under the existing 2014 Stock Incentive Plan have been issued pursuant to such awards.

The text of the proposed amendment to the 2014 Stock Incentive Plan is in the form attached hereto as Annex A.

Overview

The purpose of the 2014 Stock Incentive Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in it by its key employees, directors, consultants and independent contractors who are employed by, or perform services for, it and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations.

The 2014 Stock Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock awards and/or restricted stock unit (“RSU”) awards (collectively, “Awards”).

On March 17, 2014 and May 17, 2014, the Board of Directors and stockholders, respectively, approved the 2014 Stock Incentive Plan. The 2014 Stock Incentive Plan was amended last year. That amendment was recommended by the Board of Directors and approved by the Compensation Committee on April 13, 2016 and the stockholders on May 25, 2016. As of April 3, 2017, without giving effect to the proposed amendment, 2,453,666 shares were available for future grants under the 2014 Stock Incentive Plan, and Awards representing 2,066,482 shares were outstanding. The proposed amendment increases the total number of shares that may be issued under the 2014 Stock Incentive Plan to accommodate future grants of Awards. If our stockholders approve this proposal, there will be available for future grant 6,453,666 shares under the 2014 Stock Incentive Plan.

On April 3, 2017, the closing price of a share of common stock of the Company was $4.01.

All awards under the 2014 Stock Incentive Plans are within the discretion of the Compensation Committee and, therefore, future awards under the 2014 Stock Incentive Plan are not determinable at this time. For information regarding awards granted under the 2014 Stock Incentive Plan and our other equity incentive plans to our named executive officers, please see “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End.”

The following is a summary of the material provisions of the 2014 Stock Incentive Plan, as amended, and is qualified in its entirety by reference to the specific language of the proposed amendment to the 2014 Stock Incentive Plan in the form attached hereto as Annex A, the 2014 Stock Incentive Plan, a copy of which is attached as Annex A to our proxy statement filed with the SEC on April 16, 2014, and Amendment No. 1 to the 2014 Stock Incentive Plan, a copy of which is attached as Annex A to our proxy statement filed with the SEC on April 20, 2016.

Administration

The 2014 Stock Incentive Plan is administered by the Compensation Committee, which consists of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with Rule 10C-1(b)(1) under the Exchange Act, and an “independent director” under applicable NASDAQ listing standards. In addition, at least two members of the Compensation Committee shall qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, and an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code. Pursuant to the 2014 Stock Incentive Plan, the Compensation Committee selects participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards. The Compensation Committee can provide that Awards will vest based on certain enumerated performance criteria (included in the 2014 Stock Incentive Plan) to qualify as performance based compensation under 162(m) of the Code (as discussed below).

Securities Offered

Subject to stockholder approval of the amendment to the 2014 Stock Incentive Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Awards may not exceed 9,500,000 shares, subject to adjustment under the 2014 Stock Incentive Plan. The maximum number of Shares, subject to adjustment under the 2014 Stock Incentive Plan, which may be made the subject of Options that are incentive stock options is 9,500,000. The maximum number of Shares, subject to adjustment under the 2014 Stock Incentive Plan, which may be (i) made the subject of Options that are incentive stock options granted to any individual during any calendar year shall not exceed 2,500,000 shares, (ii) made the subject of Options or SARs granted to any individual during any calendar year shall not exceed 2,500,000 shares or (iii) made the subject of Awards, including Awards that are granted to comply with the “qualified performance-based compensation” exemption under Section 162(m) of the Code, other than Options or SARs granted to any individual during any calendar year shall not exceed 2,500,000 shares. In addition, if approved, the amendment provides for a limitation on the number of shares that a non-employee director may receive in any year (except for the first year of the director’s election or appointment to the Board). This limit is based on the aggregate grant date fair value (determined as of the date of grant in accordance with applicable financial accounting rules) and provides that non-employee directors (other than in the first year of election or appointment) cannot receive awards in any single calendar year with a grant date fair value in excess of $125,000. In all cases, the number of shares is subject to adjustment resulting from certain changes in the capitalization or corporate structure of the Company. If Awards granted under the 2014 Stock Incentive Plan expire or terminate for any reason prior to being exercised, Awards with respect to the unissued shares subject thereto may again be granted under the 2014 Stock Incentive Plan; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of shares, the number of shares which may again be made subject to Awards.

Eligibility

All of our (and any of our subsidiaries’) key employees (including officers who are also directors), directors, consultants and independent contractors are eligible to receive Awards under the 2014 Stock Incentive Plan. Awards under the 2014 Stock Incentive Plan are granted at the sole discretion of the Compensation Committee. In determining the amount and form of an Award, consideration is given to the functions and responsibilities of the individual, his or her potential contributions to the success of the Company, and other factors deemed relevant by the Compensation Committee. The granting of an Award does not confer upon the participant any right to continue in the employ or service of the Company or affect any right or power of the Company to terminate the services of such participant at any time.

We estimate that, as of April 1, 2017, four executive officers, seven non-employee directors and approximately 41 key employees, consultants and independent contractors of the Company and its subsidiaries are eligible to receive Awards under the 2014 Stock Incentive Plan.

Options

Grant of Options. The Compensation Committee has the sole discretion to determine the number of Options to be granted to any eligible person under the 2014 Stock Incentive Plan, the number of shares of Common Stock subject to the Options, and whether to grant the Options as “incentive stock options” or “non-qualified stock options”. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock plans of the Company and its Subsidiaries) cannot exceed $100,000; to the extent this limit is exceeded, the Options shall be treated as non-qualified stock options.

Option Exercise Price. The purchase price of shares of Common Stock issuable upon the exercise of Options will be determined by the Compensation Committee at the time of grant; however, the purchase price may not be less than 100% of the fair market value of the shares on the date of grant. No Option which is intended to qualify as an incentive stock option may be granted under the 2014 Stock Incentive Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the exercise price under such Option is at least 110% of the fair market value of the share on the date such Option is granted and the term of such Option is no more than five years.

Exercisability of Options. Options may be exercisable as determined by the Compensation Committee at the time of grant but in no event after ten years from the date of grant. Options are exercisable by delivery to the Company of a duly signed notice in writing to such effect, together with the option certificate and the full purchase price of the shares purchased pursuant to the exercise of the Option.

Payment of Option Exercise Price and Issuance of Shares of Common Stock. The Option’s exercise price will be payable by any one or more of the following methods: in cash, by check, by delivery to the Company of shares already owned by the Option holder for at least six months, by payment through a broker in accordance with applicable law or by such other methods as the Compensation Committee may permit from time to time.

SARs

A SAR is an award entitling the holder, upon exercise, to receive an amount of our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. Each SAR shall entitle the holder thereof upon exercise to an amount equal to (I) the excess of (a) the fair market value of a share (on the exercise date) over (b) the Price of such SAR multiplied by (II) the number of SARs exercised. Payment shall be made in Shares (valued at such fair market value) or, if determined by the Committee in cash (or a combination of the two).

Exercise Price. The exercise price of each SAR will be determined by the Compensation Committee at the time of grant; however, the exercise price may not be less than 100% of the fair market value of the shares on the date of grant.

Exercisability of SARs. SARs may be exercisable as determined by the Compensation Committee at the time of grant but in no event after ten years from the date of grant. SARs are exercisable by delivery to the Company of a duly signed notice in writing to such effect, together with the SAR certificate.

Restricted Stock Awards

A “restricted stock award” is a grant by the Compensation Committee of shares of Common Stock or the right to purchase shares of Common Stock at a price determined by the Compensation Committee at the time of grant, subject to a restriction period specified in the Award. During the restriction period, the shares may not be transferred and are subject to forfeiture unless and until specific conditions established by the Compensation Committee at the time of grant are met. The conditions may be based on continuing employment or achieving pre-established performance objectives, or both. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions on transfer thereof expire or are removed, and each certificate evidencing a restricted stock award shall bear a legend making appropriate reference to the restrictions imposed.

Share Certificates. Certificates for the shares granted or purchased pursuant to restricted stock awards will be issued in the names of the holders thereof and shall bear a legend making appropriate reference to the restrictions imposed, but the certificates will be retained by the Company for the holders’ accounts and will not be delivered to such holders until the restrictions imposed on the transfer of the shares shall have lapsed.

Stockholder Rights. The holder of a restricted stock award will have the right to vote the shares registered in his or her name. Dividends and distributions (including stock dividends and distributions in the event of a split-up, conversion, exchange, reclassification or substitution) with respect to the shares will be retained by the Company for the holder’s account, to be distributed to the holder at the time, and to the extent that, the restrictions imposed on the transfer of such shares shall have expired or lapsed.

Restricted Stock Unit Awards

Terms and Conditions. RSUs are similar to restricted stock except that the award takes the form of phantom units equal to the value of shares instead of shares. An “RSU award” is the grant by the Compensation

Committee of an unfunded, unsecured right to receive payment or Common Stock from the Company, upon the expiration of a vesting period, in an amount equal to (1) the fair market value of a share of Common Stock on the date of the expiration, multiplied by (2) the number of RSUs credited to the holder pursuant to the award and as to which the vesting period has expired. RSUs may be settled in shares of Common Stock or cash, or a combination of both. During the restriction period, a holder of RSUs does not have voting or other stockholder rights.

Performance Awards and Criteria

The 2014 Stock Incentive Plan provides for grants of awards that may be based on performance criteria, including awards that are intended to satisfy the “qualified performance-based exemption” under Section 162(m) of the Code (“Section 162(m) Awards”). When granting an award the Compensation Committee may designate such award as a Section 162(m) Award. To the extent that awards are intended to qualify as “performance-based compensation” including under Section 162(m) of the Code, the performance criteria will be based on one or more of the following criteria: (i) consolidated income before or after taxes; (ii) EBITDA; (iii) adjusted EBITDA; (iv) net operating income; (v) net income; (vi) net income per share; (vii) book value per share; (viii) total shareholder return; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit; (xiii) maintenance or improvement of debt to equity ratio or other ratios; (xiv) stock price; (xv) funds from operations, as the same may or may not be adjusted; (xvi) cash flow; (xvii) working capital; and (xviii) for Awards not intended to comply with the performance exception under Section 162(m) of the Code, such other standards as determined by the Compensation Committee in its sole discretion.

If an Award is designated as a Section 162(m) Award, the Compensation Committee will establish the objectively determinable performance goals (based on the criteria above) and the performance cycle within the time period prescribed by Section 162(m) of the Code. Once established for a specific Section 162(m) Award, such performance goals will not be changed or modified during the performance cycle except to the extent permitted under Section 162(m) of the Code or to the extent compliance with such requirements is not desired. Time limitations and maximum grants with respect to Section 162(m) Awards to any participants are the same limits as provided for awards generally subject to adjustments as provided under the 2014 Stock Incentive Plan, as described above.

The number of shares of the Company’s common stock, stock options, or other benefits granted, issued, retainable, or vested under a Section 162(m) Award upon satisfaction of performance criteria may be reduced by the Compensation Committee based on any further considerations that the Compensation Committee may determine in its sole discretion.

Notwithstanding the provisions of the 2014 Stock Incentive Plan that allow for performance-based awards, the Company reserves the right to pay its employees, including recipients of performance-based awards under the 2014 Stock Incentive Plan, amounts which may or may not be tax-deductible under Section 162(m) or other provisions of the Code.

Assignability

Awards and all rights thereunder are non-assignable and non-transferable except to the extent that the estate of a deceased holder is entitled thereto. Awards (other than incentive stock options) may be transferred to family members or other persons or entities pursuant to such terms as the Compensation Committee may approve.

Termination of Employment, Acceleration Events and Certain Corporate Transactions

Options and SARs become immediately exercisable in full upon the retirement of the holder after reaching the age of 65, upon the disability (as determined by the Compensation Committee in its sole discretion) or death of the holder while in the employ or service of the Company, upon a Change in Control or Sale (each as defined in the 2014 Stock Incentive Plan), while the holder is in the employ or service of the Company, or upon the occurrence of such special circumstances as in the opinion of the Compensation Committee merit special consideration.

Options and SARs terminate following the holder’s termination of employment or service except that the holder shall have until the expiration of three months from the cessation of the holder’s employment or service with the Company and its Subsidiaries (without regard to any period of severance) to exercise any unexercised Option the holder could have exercised on the day on which he left the employ or service of the Company and its Subsidiaries (including any Options or SARs that become exercisable under the circumstances described in the preceding paragraph); provided, however, that in the event of the holder’s termination because of a violation of duties, all unexercised Options and SARs will terminate immediately upon the termination of the holder’s employment or service. The exercise period is extended to six months in the case of the holder’s disability or the death of the holder, in which case the Option or SAR would be exercisable by the holder’s estate.

All restrictions with respect to restricted stock awards will immediately cease upon the disability (as and to the extent determined by the Compensation Committee in its sole discretion) or death of the holder, upon a Change in Control or Sale, all while the holder is in the employ or service of the Company, or as the Compensation Committee shall determine.

The vesting period with respect to RSU awards will completely expire, and all amounts will become payable, immediately upon the disability (as and to the extent determined by the Compensation Committee in its sole discretion) or death of the holder, upon a Change in Control or Sale, all while the holder is in the employ or service of the Company, or as the Compensation Committee shall determine.

In addition, Awards under the 2014 Stock Incentive Plan can vest and restrictions lapse upon such special circumstances or events as in the opinion of the Compensation Committee merit special consideration. In addition, in the event of a liquidation, dissolution, merger or consolidation involving the Company, including, without limitation upon a Change of Control or Sale, the Compensation Committee may, in its sole discretion, either (alone or in combination) after giving effect to any accelerated vesting, payment or other distribution under the 2014 Stock Incentive Plan, to the extent applicable (i) provide for the assumption or the substitution of Awards (with appropriate adjustments, to the extent applicable, consistent with Sections 409A and 424 of the Code); (ii) provide for the acceleration of the vesting, lapse of restrictions, payment, delivery or issuance and/or exercisability of the Award (to the extent not already otherwise provided under the 2014 Stock Incentive Plan); (iii) for Awards that are convertible, exchangeable or exercisable, provide written notice to any holder of such Award that the Award shall be terminated to the extent that it is not converted, exchanged or exercised prior to a date certain specified in such notice; and/or (iv) provide that the holder of any such Award, to the extent then vested, shall be entitled to receive from the Company an amount equal to the fair market value of such Awards as of the date of such event which, in the case of any Option or SAR, shall be an amount equal to the excess of (A) the fair market value (determined on the basis of the amount received by stockholders of the Company in connection with such transaction and, if determined by the Committee, at such times as received by the stockholders of the Company, all to the extent consistent with Section 409A, to the extent applicable) to any Award over (B) the aggregate purchase price which would be payable for such Shares upon the conversion, exchange or exercise of such Award (for avoidance of doubt, if such exercise price is less than such fair market value, the Option or SAR may be cancelled for no consideration or for such consideration that the Compensation Committee shall determine or as provided by the agreement effectuating the event).

Amendment, Effective Date and Termination of the 2014 Stock Incentive Plan

The Board of Directors or the Compensation Committee at any time may withdraw or amend the 2014 Stock Incentive Plan and may withdraw or amend the terms and conditions of outstanding Awards; provided, however, that no such action shall modify any Award in a manner adverse in any material respect to the holder of such Award without such holder’s consent except as such modification is provided for or contemplated in the terms of the Award or the Plan or as required to comply with law or the applicable requirements of Section 409A. Any amendment which would increase the number of shares issuable pursuant to the 2014 Stock Incentive Plan or to any individual during any calendar year, or change the class of persons to whom Awards may be granted, shall be subject to the approval of the stockholders of the Company within one year of the amendment. In addition, amendments will be subject to the approval of stockholders if required by applicable law or exchange rule. A determination of the Compensation Committee as to any question which may arise with respect to the interpretation of the provisions of the 2014 Stock Incentive Plan and any Awards shall be final. The Compensation Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the 2014 Stock Incentive Plan, as it may deem advisable to make the 2014 Stock Incentive Plan and any Awards effective or to provide for their administration, and may take such other action with regard to the 2014 Stock Incentive Plan and any Awards as it shall deem desirable to effectuate their purpose.

The 2014 Stock Incentive Plan shall terminate on May 14, 2024.

The Employee Retirement Income Security Act of 1974

The 2014 Stock Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Certain U.S. Federal Income Tax Consequences

The following discussion of certain relevant federal income tax consequences applicable to Awards granted under the 2014 Stock Incentive Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. Different rules may apply in the case of a participant who is subject to Section 16 of the Exchange Act with respect to the Company.

Incentive Stock Options

An individual will not realize any income upon the grant or exercise of an incentive stock Option. If the individual disposes of the shares acquired upon the exercise of an incentive stock Option more than two years after the date the Option is granted and more than one year after the shares are transferred to him or her, the individual will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the Option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the individual disposes of the shares acquired upon the exercise of an incentive stock Option prior to the expiration of two years from the date the Option is granted, or one year from the date the shares are transferred to him or her, any gain realized will be taxable at that time as follows: (a) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the shares on the date the Option was exercised or the amount realized from the disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the shares. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

In general, the difference between the fair market value of the shares at the time the incentive stock Option is exercised and the Option exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and, under certain circumstances, may be subject, in the year in which the Option is exercised, to the alternative minimum tax.

If an individual uses shares which he or she already owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock Option, (a) the holding period for the newly issued shares equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual’s basis in the newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the individual on the old shares surrendered. However, if an individual uses shares previously acquired pursuant to the exercise of an incentive stock Option to pay all or part of the exercise price under an incentive stock Option, the tender will constitute a disposition of the previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to the incentive stock Option and the tender may be treated as a taxable exchange.

Non-Qualified Stock Options

An individual will not realize any income at the time the non-qualified stock Option is granted. An individual who is not a director, officer or beneficial owner of more than 10% of the outstanding shares of the Company (a “director, officer or principal stockholder”), will realize income at the time he or she exercises the Option in an amount equal to the amount by which the then fair market value of the shares acquired pursuant to the exercise of the Option exceeds the price paid for the shares. All income realized upon the exercise of a non-qualified stock Option will be taxed at ordinary income rates. The Company will generally be entitled to a tax deduction (as compensation) for the amount taxable to an individual (including a director, officer and principal stockholder) upon the exercise of a non-qualified stock Option, as described above, in the same year as those amounts are taxable to the individual.

Shares issued pursuant to the exercise of a non-qualified stock Option generally will constitute a capital asset in the hands of an individual (including a director, officer or principal stockholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an individual (including a director, officer or principal stockholder) will generally commence upon the date he or she recognizes income with respect to the issuance of the shares. If, however, previously acquired shares are used to pay all or apportion of the purchase price, the holder’s holding period will depend, in part, on the previously acquired shares.

Stock Appreciation Rights

Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or fair market value of the shares received upon exercise. The Company will generally be entitled to a tax deduction (as compensation) for the amount taxable to an individual in the same year as those amounts are taxable to the individual.

Restricted Stock

An individual will not realize any income when the right to acquire shares subject to restricted stock awards (“Restricted Shares”) is granted to him or her, or when the certificates for the Restricted Shares themselves are registered in his or her name. The individual will realize ordinary income as and when the Restricted Shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the Restricted Shares as of such date and the price, if any, he or she paid for the shares. Alternatively, the individual can file a written election with the Internal Revenue Service, no more than 30 days after the certificates for the Restricted Shares are granted, to be taxed as of the date of issuance on the difference between the then fair market value of the Restricted Shares and the price, if any, he or she paid for the shares. Once the individual has realized ordinary income with respect to the Restricted Shares, any subsequent increase in the value of the Restricted Shares generally will be taxed when the shares are sold as long-term or short-term capital gain, depending on how long the Restricted Shares are held. The individual’s holding period with respect to the Restricted Shares will begin on the date he or she realizes ordinary income with respect to the Restricted Shares and the basis in the shares will be equal to their then fair market value. The Company will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the individual with respect to the Restricted Shares. Any dividends or other distributions paid on the Restricted Shares generally will be taxable when distributed to the individual.

RSU Awards

An individual will not be subject to tax upon the grant of an RSU award. Upon distribution of the cash and/or shares underlying the RSUs, the individual will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. The individual’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution and the holding period in such shares will begin on the day following the date of distribution.

Section 280G of the Code

In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her “base amount” (as defined in Section 280G), then any amount received in excess of the base amount shall be considered an “excess parachute payment.” Under certain circumstances, Awards may give rise to excess parachute payments. If so, then in addition to any income tax which would otherwise be owed in connection with such payment, the individual will be subject to an excise tax equal to 20% of such excess payment, and the Company will not be entitled to any tax deduction to which it would have been entitled with respect to such excess parachute payment.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding Awards, the individual will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the individual’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Section 162(m) of the Code

Section 162(m) of the Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the chief executive officer and four other most highly compensated executive officers of the corporation to the extent compensation paid to any of such individuals exceeds $1,000,000 in any year. For purposes of Section 162(m) of the Code, compensation which is performance-based is not counted as subject to the deductibility limitations provided the materials terms have been approved by stockholders. Options and SARs granted under the Plan are intended to permit the full deduction by the Company, by qualifying income pursuant to such Options and SARs as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Certain other awards may be structured to comply with Section 162(m) of the Code’s “qualified performance-based compensation” exception. Income pursuant to non-performance based restricted stock awards and RSU awards would be subject to the deductibility limitations of Section 162(m). The Compensation Committee continues to evaluate the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Company has approved, and may continue to approve, compensation exceeding the $1 million limitation that does not qualify as performance based compensation, including with respect to a portion of cash compensation and equity awards.

Vote Required

To be approved, this proposal must receive the affirmative vote of a majority of the votes cast on the proposal at the Meeting. The Company has been advised that it is the intention of (i) Mr. Thomas L. Kempner to cause Loeb Holding Corporation and (ii) Mr. John H. Lewis to cause Osmium Partners to vote the shares of common stock each entity beneficially owns in favor of approval; thus, stockholder approval of this proposal should be assured. See “Principal Stockholders — Security Ownership of Certain Beneficial Owners.”

The Board of Directors recommends a vote FOR Proposal 4.

OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us on or prior to December 22, 2017 to be eligible for inclusion in our Proxy Statement and form of proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date is considered untimely.

Other Business

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Financial Statements

Consolidated financial statements and related information for the Company, including audited financial statements for the fiscal year ended December 31, 2016, are contained in the 2016 Annual Report. We have filed our Annual Report on Form 10-K with the SEC. You may review this report on the internet as indicated in the Notice and through our website (www.intersections.com in the “Investors & Media” section under “SEC Filings”).

Michael R. Stanfield

Chairman of the Board of Directors

Dated: April 21, 2017

Annex A

AMENDMENT NO. 2

to the

2014 STOCK INCENTIVE PLAN

OF

INTERSECTIONS INC.

WHEREAS, Intersections Inc. (the “Corporation”) has adopted the 2014 Stock Incentive Plan of Intersections Inc. (as amended to date, the “Plan”) (capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Plan); and

WHEREAS, Section 20 of the Plan permits the Committee to amend the Plan from time to time, provided, however, that any amendment to increase the number of shares issuable under the Plan shall be subject to the approval of the stockholders of the Corporation; and

WHEREAS, the Board of Directors determined it was advisable and in the best interest of the Company and its stockholders to increase the number of shares authorized for issuance under the Plan by 4,000,000 shares, subject to final approval by the Committee and the approval of the Corporation’s stockholders, as well as amend the Plan in certain other respects;

WHEREAS, the Board of Directors and the Committee determined it was advisable and in the best interest of the Company and its stockholders to provide for a limitation on the number of shares that non-employee directors may receive in any calendar year; and

WHEREAS, the Committee now desires to amend the Plan to increase the number of shares authorized for issuance under the Plan and in certain other respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 6 of the Plan is hereby amended to read in its entirety as follows:

“6. Shares. The Committee may, but shall not be required to, grant, in accordance with this Plan, Incentive Awards with respect to an aggregate of up to 9,500,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares, subject to adjustment under Section 15 of the Plan, which may be made the subject of Options that are incentive stock options is 9,500,000. The maximum number of Shares, subject to adjustment under Section 15 of the Plan, which may be (i) made the subject of Options that are incentive stock options granted to any individual during any calendar year shall not exceed 2,500,000 Shares, (ii) made the subject of Options or SARs granted to any individual during any calendar year shall not exceed 2,500,000 Shares or (iii) made the subject of Incentive Awards other than Options or SARs, including Incentive Awards that are meant to qualify as ‘qualified performance-based compensation’ within the meaning of Section 162(m) of the Code, granted to any individual during any calendar year shall not exceed 2,500,000. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Share based Incentive Awards granted to any non-employee director during any single calendar year shall not exceed $125,000; provided, however, that such limit shall not apply with respect to Share based Incentive Awards granted to any newly elected or appointed non-employee director during the first year of such director’s election or appointment to the Board. If the Shares that would be issued or transferred pursuant to any Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of Shares, the number of Shares which may again be made subject to

Incentive Awards; provided, further, that with respect to any Incentive Awards granted to any person who is a ‘covered employee’ as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Incentive Award shall continue to count against the maximum number of Shares which may be the subject of Incentive Awards granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

Nothing herein contained shall be construed to prohibit the issuance of Incentive Awards at different times to the same employee, director, consultant or independent contractor.”

2.	This Amendment shall be effective as of the date of approval of the stockholders of the Corporation of this Amendment.

3.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to be executed by a duly authorized officer of the Corporation on this 18th day of April, 2017.

INTERSECTIONS INC.

By:	/s/ Ronald Barden
Name:	Ronald Barden
Title:	Chief Financial Officer

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INTERSECTIONS INC. 3901 STONECROFT BLVD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS CHANTILLY, VA 20151 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet 1 Investor Address Line 1 and, when prompted, indicate that you agree to receive or access proxy materials Investor Address Line 2 electronically in future years. Investor Address Line 3 1 1 OF Investor Address Line 4 VOTE BY PHONE - 1-800-690-6903 Investor Address Line 5 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample P.M. Eastern Time the day before the meeting date. Have your proxy card in hand 1234 ANYWHERE STREET 2 when you call and then follow the instructions. ANY CITY, ON A1A 1A1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The board of directors recommends you vote FOR 0 the nominees listed in proposal 1: nominee(s) on the line below. 2 0 0 0 1. To elect 9 nominees for Directors: Nominees 0000000000 01) Michael R. Stanfield 02) John M. Albertine 03) Thomas G. Amato 04) Thomas L. Kempner 05) Bruce L. Lev 06) John H. Lewis 07) David A. McGough 08) Johan J. Roets 09) Melvin R. Seiler The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. An advisory vote on executive compensation. 0 0 0 3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm for the fiscal 0 0 0 year ending December 31, 2017. 4. To approve certain amendments to the 2014 Stock Incentive Plan to increase the number of shares authorized for 0 0 0 issuance under the plan and the amount of awards that may be granted to participants under the plan in any calendar year. NOTE: With discretionary authority upon such other matters as may properly come before the Meeting. For address change/comments, mark here. 0 Investor Address Line 1 15 . (see reverse for instructions) Yes No 1 . Investor Address Line 2 . 0 Please indicate if you plan to attend this meeting 0 0 Investor Address Line 3 R1 Investor Address Line 4 Investor Address Line 5 1 Please sign exactly as your name(s) appear(s) hereon. When signing as _ John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by authorized officer. 0000331555 SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com INTERSECTIONS INC. Annual Meeting of Stockholders May 31, 2017 11:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Intersections Inc., a Delaware corporation, hereby appoints Michael R. Stanfield, Ronald L. Barden and Duane L. Berlin and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., local time, on May 31, 2017, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE PROPOSAL RELATING TO THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017, FOR THE APPROVAL OF AMENDMENTS TO THE 2014 STOCK INCENTIVE PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. Address change/comments: R1.0.1.15 _ 2 0000331555 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side